Worldwide Headquarters 1200 Willow Lake Boulevard St. Paul, Minnesota 55110-5101	Exhibit 99.1 Steven Brazones Investor Relations Contact 651-236-5060

NEWS	September 27, 2023

H.B. Fuller Reports Third Quarter 2023 Results

Net income of $38 million; Adjusted EBITDA of $156 million, up 13% year-on-year

Adjusted gross profit margin expanded 350 basis points year-on-year to 30.0%

Adjusted EBITDA margin increased 270 basis points year-on-year to 17.3%

Cash flow from operations increased $50 million year-on-year to $108 million

ST. PAUL, Minn. – H.B. Fuller Company (NYSE: FUL) today reported financial results for its third quarter that ended September 2, 2023.

Third Quarter 2023 Noteworthy Items:

■	Net revenue of $901 million, down 4.3% year-on-year; organic revenue decreased 7.4% year-on-year, driven by lower volume;
■	Gross margin was 29.3%; adjusted gross margin of 30.0% increased 350 basis points year-on-year, driven by pricing and raw material cost actions and restructuring benefits;
■	Net income was $38 million; adjusted EBITDA was $156 million, up 13% year-on-year, adjusted EBITDA margin expanded 270 basis points year-on-year to 17.3%;
■

Reported EPS (diluted) was $0.67; adjusted EPS (diluted) was $1.06, flat versus the prior year, as strong operating income growth was offset by higher interest expense and unfavorable foreign currency exchange;

■	Cash flow from operations in the third quarter improved $50 million year-on-year, or 87%, to $108 million.

Summary of Third Quarter 2023 Results:

The Company’s net revenue for the third quarter of fiscal 2023 was $901 million, down 4.3% versus the third quarter of fiscal 2022. Organic revenue declined 7.4% year-on-year, driven by lower volume, offset somewhat by favorable pricing. Volume declined 8.0%, driven by customer destocking actions, principally in Hygiene, Health, and Consumable Adhesives, and generally slower industrial demand across all three global business units. Volume development in the third quarter improved significantly versus the second quarter, when volume declined 14.2% year-on-year. Pricing actions favorably impacted organic growth by 0.6 percentage points. Foreign currency translation reduced net revenue growth by 1.7 percentage points and acquisitions increased net revenue growth by 4.8 percentage points.

Gross profit in the third quarter of fiscal 2023 was $263 million. Adjusted gross profit was $270 million. Adjusted gross profit margin of 30.0% increased 350 basis points year-on-year. Pricing and raw material cost actions, restructuring benefits and general cost reductions drove the increase in adjusted gross margin year-on-year and more than offset the impact of lower volume.

Selling, general and administrative (SG&A) expense was $172 million in the third quarter of fiscal 2023 and adjusted SG&A was $159 million, up slightly year-on-year. Continued cost management and additional restructuring benefits offset inflation in wages and services and the incremental SG&A costs associated with acquisitions completed over the previous year.

Net income attributable to H.B. Fuller for the third quarter of fiscal 2023 was $38 million, or $0.67 per diluted share. Adjusted net income attributable to H.B. Fuller for the third quarter of fiscal 2023 was $59 million. Adjusted EPS was $1.06 per diluted share, essentially flat year-on-year as strong operating income growth was offset by higher interest expense and unfavorable foreign currency impacts, which reduced diluted earnings per share by approximately $0.17 and $0.05, respectively, year-on-year in the third quarter.

Adjusted EBITDA in the third quarter of fiscal 2023 was $156 million, up 13.1% year-on-year. Adjusted EBITDA margin increased 270 basis points year-on-year to 17.3%, driven by the combined impact of pricing and raw material cost actions versus the prior year’s third quarter, as well as restructuring savings, partially offset by the impacts of lower volume and wage and other inflation.

“In the third quarter we successfully drove a double-digit increase in adjusted EBITDA year-on-year and increased adjusted EBITDA margin meaningfully, demonstrating the strength of our business model and ability to increase profitability regardless of market conditions. We achieved profit growth despite weaker than expected volumes, driven by a more adverse customer destocking impact in Hygiene, Health, and Consumable Adhesives and lower market demand in construction related markets,” said Celeste Mastin, H.B. Fuller president and chief executive officer.

“The restructuring actions we announced in the first quarter in anticipation of a challenging volume environment were timely and prudent. During the third quarter, we increased the scope of these actions to deliver additional cost savings and enhance our overall operating efficiency. These actions, plus ongoing execution on price and raw material management, enabled us to drive adjusted EBITDA higher despite temporary volume weakness that exceeds true underlying demand.

“Looking ahead, we are encouraged that the unusual global customer destocking phenomenon that has taken place across nearly all end markets is abating. Customer destocking largely ran its course in Engineering Adhesives and Construction Adhesives and peaked for Hygiene, Health, and Consumable Adhesives during the third quarter. As demand conditions normalize, we expect the continued strength of our innovation pipeline, coupled with the operating leverage created through our restructuring actions, to drive significant value for our business in 2024 and beyond.”

Balance Sheet and Cash Flow Items:

Net debt at the end of the third quarter of fiscal 2023 was $1,790 million, up $11 million sequentially versus the second quarter and down $67 million year-on-year. The sequential increase in net debt was driven by acquisition activity during the third quarter, offset by improved cash flow from operations.

Cash flow from operations in the third quarter was $108 million, up $50 million year-on-year, reflecting improving margins and lower net working capital requirements.

Fiscal 2023 Outlook:

■

Net revenue for fiscal 2023 is now expected to be in the range of $3.50 billion to $3.55 billion with organic revenue down 4.5% to 5.5% versus fiscal 2022, reflecting lower volume expectations due to customer destocking actions and slower than anticipated underlying demand conditions;

■

Adjusted EBITDA for fiscal 2023 is now expected to be in the range of $580 million to $590 million, reflecting lower volume expectations more than offset by higher margins, contributions from acquisitions, and restructuring benefits, equating to growth of approximately 9% to 11% versus fiscal year 2022;

■	Adjusted EPS (diluted) is now expected to be in the range of $3.80 to $3.90, equating to a range of down 2.5% to 5.0% year-on-year;
■

We now expect actions from the previously announced, and subsequently expanded, strategic restructuring to generate between $40 and $45 million in annual pre-tax run-rate cost savings, up from our original estimate of $30 to $35 million in annual pre-tax run-rate savings. This is in addition to approximately $20 million of pre-tax run-rate savings associated with the Beardow Adams integration, which was announced during the third quarter.

Conference Call:

The Company will hold a conference call on September 28, 2023, at 9:30 a.m. CT (10:30 a.m. ET) to discuss its results. Interested parties may listen to the conference call on a live webcast. The webcast, along with a supplemental presentation, may be accessed from the Company’s website at https://investors.hbfuller.com. Participants must register prior to accessing the webcast using this link and should do so at least 10 minutes prior to the start of the call to install and test any necessary software and audio connections. A telephone replay of the conference call will be available from 12:30 p.m. CT on September 28, 2023, to 10:59 p.m. CT on October 5, 2023. To access the telephone replay dial 1-800-770-2030 (toll free) or 1-647-362-9199, and enter Conference ID: 6370505.

Regulation G

The information presented in this earnings release regarding consolidated and segment organic revenue growth, operating income, adjusted gross profit, adjusted gross profit margin, adjusted selling, general and administrative expense, adjusted income before income taxes and income from equity investments, adjusted income taxes, adjusted effective tax rate, adjusted net income, adjusted diluted earnings per share and adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA) does not conform to U.S. generally accepted accounting principles (U.S. GAAP) and should not be construed as an alternative to the reported results determined in accordance with U.S. GAAP. Management has included this non-GAAP information to assist in understanding the operating performance of the Company and its operating segments as well as the comparability of results to the results of other companies. The non-GAAP information provided may not be consistent with the methodologies used by other companies. All non-GAAP information is reconciled with reported U.S. GAAP results in the “Regulation G Reconciliation” tables in this press release with the exception of our forward-looking non-GAAP measures contained above in our Fiscal 2023 Outlook, which the Company cannot reconcile to forward-looking GAAP results without unreasonable effort.

About H.B. Fuller

Since 1887, H.B. Fuller has been a leading global adhesives provider focusing on perfecting adhesives and sealants to improve products and lives. With fiscal 2022 net revenue of $3.75 billion, H.B. Fuller’s commitment to innovation and sustainable adhesive solutions brings together people, products and processes that answer and solve some of the world's biggest challenges. Our reliable, responsive service creates lasting, rewarding connections with customers in electronics, disposable hygiene, medical, transportation, aerospace, clean energy, packaging, construction, woodworking, general industries and other consumer businesses. Our promise to our people connects them with opportunities to innovate and thrive. For more information, visit us at https://www.hbfuller.com.

Safe Harbor for Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements often address expected future business and financial performance, financial condition, and other matters, and often contain words or phrases such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “opportunity,” “outlook,” “plan,” “project,” “seek,” “should,” “strategy,” “target,” “will,” “will be,” “will continue,” “will likely result,” “would” and similar expressions, and variations or negatives of these words or phrases. These statements are subject to various risks and uncertainties that could cause our actual results to differ materially from those in the forward-looking statements, including but not limited to the following: the consequences of the COVID-19 outbreak and other pandemics on our operations and financial results; the impact on the supply chain, raw material costs and pricing of our products due to the Russia-Ukraine war; the impact on our margins and product demand due to inflationary pressures; the substantial amount of debt we have incurred to finance our acquisition of Royal, our ability to repay or refinance our debt or to incur additional debt in the future, our need for a significant amount of cash to service and repay the debt and to pay dividends on our common stock, the effect of debt covenants that limit the discretion of management in operating the business or in paying dividends; our ability to pay dividends and to pursue growth opportunities if we continue to pay dividends according to the current dividend policy; our ability to achieve expected synergies, cost savings and operating efficiencies from our restructuring initiatives and operational improvement projects within the expected time frames or at all; our ability to effectively implement Project ONE; uncertain political and economic conditions; fluctuations in product demand; competing products and pricing; our geographic and product mix; availability and price of raw materials; disruptions to our relationships with our major customers and suppliers; failures in our information technology systems; regulatory compliance across our global footprint; trade policies and economic sanctions impacting our markets; changes in tax laws and tariffs; devaluations and other foreign exchange rate fluctuations; the impact of litigation and investigations, including for product liability and environmental matters; impairment charges on our goodwill or long-lived assets; the effect of new accounting pronouncements and accounting charges and credits; and similar matters.

Additional information about these various risks and uncertainties can be found in the “Risk Factors” section of our Form 10-K filings, and any updates to the risk factors in our Form 10-Q and 8-K filings with the SEC, but there may be other risks and uncertainties that we are unable to identify at this time or that we do not currently expect to have a material impact on the business. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update or revise any forward-looking statements, except as required by law.

H.B. FULLER COMPANY AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
In thousands, except per share amounts (unaudited)

	Three Months Ended September 2, 2023	Percent of Net Revenue	Three Months Ended August 27, 2022	Percent of Net Revenue
Net revenue	$900,634	100.0%	$941,230	100.0%
Cost of sales	(637,162)	(70.7)%	(692,066)	(73.5)%
Gross profit	263,472	29.3%	249,164	26.5%

Selling, general and administrative expenses	(172,153)	(19.1)%	(161,210)	(17.1)%
Other income, net	1,555	0.2%	6,559	0.7%
Interest expense	(35,105)	(3.9)%	(23,450)	(2.5)%
Interest income	1,128	0.1%	2,139	0.2%
Income before income taxes and income from equity method investments	58,897	6.5%	73,202	7.8%

Income taxes	(22,231)	(2.5)%	(28,259)	(3.0)%

Income from equity method investments	984	0.1%	1,587	0.2%
Net income including non-controlling interest	37,650	4.2%	46,530	4.9%

Net income attributable to non-controlling interest	(23)	(0.0)%	(33)	(0.0)%
Net income attributable to H.B. Fuller	$37,627	4.2%	$46,497	4.9%

Basic income per common share attributable to H.B. Fuller	$0.69		$0.87
Diluted income per common share attributable to H.B. Fuller	$0.67		$0.84

Weighted-average common shares outstanding:
Basic	54,394		53,644
Diluted	56,033		55,130

Dividends declared per common share	$0.205		$0.190

H.B. FULLER COMPANY AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
In thousands, except per share amounts (unaudited)

	Nine Months Ended September 2, 2023	Percent of Net Revenue	Nine Months Ended August 27, 2022	Percent of Net Revenue
Net revenue	$2,608,055	100.0%	$2,790,969	100.0%
Cost of sales	(1,873,000)	(71.8)%	(2,075,392)	(74.4)%
Gross profit	735,055	28.2%	715,577	25.6%

Selling, general and administrative expenses	(493,320)	(18.9)%	(483,109)	(17.3)%

Other income, net	4,764	0.2%	12,701	0.5%
Interest expense	(101,305)	(3.9)%	(61,475)	(2.2)%
Interest income	2,726	0.1%	6,170	0.2%
Income before income taxes and income from equity method investments	147,920	5.7%	189,864	6.8%

Income taxes	(51,255)	(2.0)%	(62,023)	(2.2)%

Income from equity method investments	3,322	0.1%	4,236	0.2%
Net income including non-controlling interest	99,987	3.8%	132,077	4.7%

Net income attributable to non-controlling interest	(71)	(0.0)%	(70)	(0.0)%
Net income attributable to H.B. Fuller	$99,916	3.8%	$132,007	4.7%

Basic income per common share attributable to H.B. Fuller	$1.84		$2.47
Diluted income per common share attributable to H.B. Fuller	$1.79		$2.39

Weighted-average common shares outstanding:
Basic	54,279		53,498
Diluted	55,890		55,201

Dividends declared per common share	$0.600		$0.548

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands, except per share amounts (unaudited)

	Three Months Ended		Nine Months Ended
	September 2,	August 27,	September 2,	August 27,
	2023	2022	2023	2022
Net income attributable to H.B. Fuller	$37,627	$46,497	$99,916	$132,007
Adjustments:
Acquisition project costs[1]	6,480	1,138	11,634	9,008
Organizational realignment[2]	10,421	595	19,055	4,915
Royal restructuring and integration[3]	-	196	-	1,007
Project One	2,734	2,502	7,587	7,559
Other[4]	503	711	4,098	8,267
Discrete tax items[5]	6,243	6,449	9,131	7,697
Income tax effect on adjustments[6]	(4,875)	251	(9,447)	(6,786)
Adjusted net income attributable to H.B. Fuller[7]	59,133	58,339	141,974	163,674

Add:
Interest expense	35,105	23,450	98,615	61,501
Interest income	(1,128)	(2,139)	(2,726)	(6,181)
Adjusted Income taxes	20,862	21,559	51,569	61,112
Depreciation and Amortization expense[8]	41,826	36,491	118,803	108,925
Adjusted EBITDA[7]	155,798	137,700	408,235	389,031
Diluted Shares	56,033	55,130	55,890	55,201
Adjusted diluted income per common share attributable to H.B. Fuller[7]	$1.06	$1.06	$2.54	$2.97
Revenue	$900,634	$941,230	$2,608,055	$2,790,969
Adjusted EBITDA margin[7]	17.3%	14.6%	15.7%	13.9%

[1] Acquisition project costs include costs related to integrating and accounting for acquisitions.

[2] Organizational realignment includes costs incurred as a direct result of the organizational realignment program, including compensation for employees supporting the program, consulting expense and operational inefficiencies related to the closure of production facilities and consolidation of business activities.

[3] Royal restructuring and integration program includes costs incurred as a direct result of the Royal restructuring and integration program including compensation for employees supporting the program, consulting expense and operational inefficiencies related to the closure of production facilities and consolidation of business activities.

[4] Other expenses for the nine months ended August 27, 2022, include a $3.3 million non-cash charge related to the wind down and settlement of the Company’s Canadian defined benefit pension plan, $1.3 million of hedging costs related to the Russian ruble devaluation driven by the war in Ukraine, $1.2 million of transactional tax expense associated with an audit settlement, other expenses for COVID-19 testing, vaccinations and exceptional medical claims, and non-cash gains and losses related to legal entity consolidations.

[5] Discrete tax items for the current year are related to various foreign tax matters offset by an excess tax benefit related to U.S. stock compensation. Discrete tax items for the prior year are related to the revaluation of cross-currency swap agreements due to depreciation of the Euro versus the U.S. Dollar, as well as various foreign tax matters offset by the tax effect of legal entity mergers.

[6] Represents the difference between income taxes on net income before income taxes and income from equity method investments reported in accordance with U.S. GAAP and adjusted net income before income taxes and income from equity method investments.

[7] Adjusted net income attributable to H.B. Fuller, adjusted diluted income per common share attributable to H.B. Fuller, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures. Adjusted net income attributable to H.B. Fuller is defined as net income before the specific adjustments shown above. Adjusted diluted income per common share is defined as adjusted net income attributable to H.B. Fuller divided by the number of diluted common shares. Adjusted EBITDA is defined as net income before interest, income taxes, depreciation, amortization and the specific adjustments shown above. Adjusted EBITDA margin is defined as adjusted EBITDA divided by net revenue. The table above provides a reconciliation of adjusted net income attributable to H.B. Fuller, adjusted diluted income per common share attributable to H.B. Fuller, adjusted EBITDA and adjusted EBITDA margin to net income attributable to H.B. Fuller, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

[8] Depreciation and amortization expense added back for EBITDA is adjusted for amounts already included in adjusted net income attributable to H.B. Fuller totaling ($348) for both the three and nine months ended September 2, 2023, respectively and ($148) and ($459) for the three and nine months ended August 27, 2022, respectively.

H.B. FULLER COMPANY AND SUBSIDIARIES
SEGMENT FINANCIAL INFORMATION
In thousands (unaudited)

	Three Months Ended		Nine Months Ended
	September 2,	August 27,	September 2,	August 27,
	2023	2022	2023	2022
Net Revenue:
Hygiene, Health and Consumable Adhesives	$402,388	$424,978	$1,190,402	$1,252,405
Engineering Adhesives	365,862	378,264	1,063,009	1,137,587
Construction Adhesives	132,384	137,988	354,644	400,977
Corporate unallocated	-	-	-	-
Total H.B. Fuller	$900,634	$941,230	$2,608,055	$2,790,969

Segment Operating Income (Loss):
Hygiene, Health and Consumable Adhesives	$52,737	$47,470	$149,474	$122,950
Engineering Adhesives	52,931	39,776	129,806	115,266
Construction Adhesives	5,853	6,391	2,189	22,032
Corporate unallocated	(20,202)	(5,683)	(39,734)	(27,780)
Total H.B. Fuller	$91,319	$87,954	$241,735	$232,468

Adjusted EBITDA[7]
Hygiene, Health and Consumable Adhesives	$69,172	$61,834	$194,125	$166,304
Engineering Adhesives	70,723	56,061	181,758	165,461
Construction Adhesives	18,519	19,619	39,584	59,616
Corporate unallocated	(2,616)	186	(7,232)	(2,350)
Total H.B. Fuller	$155,798	$137,700	$408,235	$389,031

Adjusted EBITDA Margin[7]
Hygiene, Health and Consumable Adhesives	17.2%	14.5%	16.3%	13.3%
Engineering Adhesives	19.3%	14.8%	17.1%	14.5%
Construction Adhesives	14.0%	14.2%	11.2%	14.9%
Corporate unallocated	NMP	NMP	NMP	NMP
Total H.B. Fuller	17.3%	14.6%	15.7%	13.9%

NMP = non-meaningful percentage

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands, except per share amounts (unaudited)

	Three Months Ended		Nine Months Ended
	September 2,	August 27,	September 2,	August 27,
	2023	2022	2023	2022
Income before income taxes and income from equity method investments	$58,897	$73,202	$147,920	$189,864

Adjustments:
Acquisition project costs[1]	6,480	1,138	11,634	9,008
Organizational realignment[2]	10,421	595	19,055	4,915
Royal restructuring and integration[3]	-	196	-	1,007
Project One	2,734	2,502	7,587	7,559
Other[4]	503	711	4,098	8,267
Adjusted income before income taxes and income from equity method investments[9]	$79,035	$78,344	$190,294	$220,620

9 Adjusted income before income taxes and income from equity investments is a non-GAAP financial measure. Adjusted income before income taxes and income from equity investments is defined as income before income taxes and income from equity investments before the specific adjustments shown above. The table above provides a reconciliation of adjusted income before income taxes and income from equity investments to income before income taxes and income from equity investments, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands, except per share amounts (unaudited)

	Three Months Ended		Nine Months Ended
	September 2,	August 27,	September 2,	August 27,
	2023	2022	2023	2022
Income Taxes	$(22,231)	$(28,259)	$(51,255)	$(62,023)

Adjustments:
Acquisition project costs[1]	(1,569)	55	(2,620)	(2,154)
Organizational realignment[2]	(2,523)	29	(4,247)	(1,140)
Royal restructuring and integration[3]	-	10	-	(213)
Project One	(662)	122	(1,655)	(1,284)
Discrete tax items[5] and Other[4]	6,123	6,484	8,208	5,702
Adjusted income taxes[10]	$(20,862)	$(21,559)	$(51,569)	$(61,112)

Adjusted income before income taxes and income from equity method investments	$79,035	$78,344	$190,294	$220,620
Adjusted effective income tax rate[10]	26.4%	27.5%	27.1%	27.7%

10 Adjusted income taxes and adjusted effective income tax rate are non-GAAP financial measures. Adjusted income taxes is defined as income taxes before the specific adjustments shown above. Adjusted effective income tax rate is defined as income taxes divided by adjusted income before income taxes and income from equity method investments. The table above provides a reconciliation of adjusted income taxes and adjusted effective income tax rate to income taxes, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Three Months Ended		Nine Months Ended
	September 2,	August 27,	September 2,	August 27,
	2023	2022	2023	2022

Net revenue	$900,634	$941,230	$2,608,055	$2,790,969

Gross profit	$263,472	$249,164	$735,055	$715,577
Gross profit margin	29.3%	26.5%	28.2%	25.6%

Adjustments:
Acquisition project costs[1]	1,516	(104)	2,617	320
Organizational realignment[2]	4,961	214	9,972	1,997
Royal restructuring and integration[3]	-	5	-	377
Project ONE	-	-	-	6
Other[4]	318	533	479	1,358
Adjusted gross profit[11]	$270,267	$249,812	$748,123	$719,635
Adjusted gross profit margin[11]	30.0%	26.5%	28.7%	25.8%

11 Adjusted gross profit and adjusted gross profit margin are non-GAAP financial measures. Adjusted gross profit and adjusted gross profit margin is defined as gross profit and gross profit margin excluding the specific adjustments shown above. The table above provides a reconciliation of adjusted gross profit and gross profit margin to gross profit and gross profit margin, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Three Months Ended		Nine Months Ended
	September 2,	August 27,	September 2,	August 27,
	2023	2022	2023	2022

Selling, general and administrative expenses	$(172,153)	$(161,210)	$(493,320)	$(483,109)

Adjustments:
Acquisition project costs[1]	5,066	1,241	9,119	8,688
Organizational realignment[2]	5,460	630	9,083	4,134
Royal restructuring and integration[3]	-	191	-	656
Project ONE	2,734	2,502	7,587	7,553
Other[4]	149	471	880	2,691
Adjusted selling, general and administrative expenses[12]	$(158,744)	$(156,175)	$(466,651)	$(459,387)

12 Adjusted selling, general and administrative expenses is a non-GAAP financial measure. Adjusted selling, general and administrative expenses is defined as selling, general and administrative expenses excluding the specific adjustments shown above. The table above provides a reconciliation of adjusted selling, general and administrative expenses to selling, general and administrative expenses, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Hygiene, Health
Three Months Ended:	and Consumable	Engineering	Construction		Corporate	H.B. Fuller
September 2, 2023	Adhesives	Adhesives	Adhesives	Total	Unallocated	Consolidated
Net income attributable to H.B. Fuller	$54,568	$54,256	$7,764	$116,588	$(78,961)	$37,627
Adjustments:
Acquisition project costs[1]	-	-	-	-	6,480	6,480
Organizational realignment[2]	-	-	-	-	10,421	10,421
Royal Restructuring and integration[3]	-	-	-	-	-	-
Project One	-	-	-	-	2,734	2,734
Other[4]	-	-	-	-	503	503
Discrete tax items[5]	-	-	-	-	6,243	6,243
Income tax effect on adjustments[6]	-	-	-	-	(4,875)	(4,875)
Adjusted net income attributable to H.B. Fuller[7]	54,568	54,256	7,764	116,588	(57,455)	59,133
Add:
Interest expense	-	-	-	-	35,105	35,105
Interest income	-	-	-	-	(1,128)	(1,128)
Adjusted Income taxes	-	-	-	-	20,862	20,862
Depreciation and amortization expense[8]	14,604	16,467	10,755	41,826	-	41,826
Adjusted EBITDA[7]	$69,172	$70,723	$18,519	$158,414	$(2,616)	$155,798
Revenue	$402,388	$365,862	$132,384	$900,634	-	$900,634
Adjusted EBITDA Margin[7]	17.2%	19.3%	14.0%	17.6%	NMP	17.3%

	Hygiene, Health
Nine Months Ended:	and Consumable	Engineering	Construction		Corporate	H.B. Fuller
September 2, 2023	Adhesives	Adhesives	Adhesives	Total	Unallocated	Consolidated
Net income attributable to H.B. Fuller	$154,966	$133,778	$7,920	$296,664	$(196,748)	$99,916
Adjustments:
Acquisition project costs[1]	-	-	-	-	11,634	11,634
Organizational realignment[2]	-	-	-	-	19,055	19,055
Project One	-	-	-	-	7,587	7,587
Other[4]	-	-	-	-	4,098	4,098
Discrete tax items[5]	-	-	-	-	9,131	9,131
Income tax effect on adjustments[6]	-	-	-	-	(9,447)	(9,447)
Adjusted net income attributable to H.B. Fuller[7]	154,966	133,778	7,920	296,664	(154,690)	141,974
Add:
Interest expense	-	-	-	-	98,615	98,615
Interest income	-	-	-	-	(2,726)	(2,726)
Adjusted Income taxes	-	-	-	-	51,569	51,569
Depreciation and amortization expense[8]	39,159	47,980	31,664	118,803	-	118,803
Adjusted EBITDA[7]	$194,125	$181,758	$39,584	$415,467	$(7,232)	$408,235
Revenue	$1,190,402	$1.063,009	$354,644	$2,608,055	-	$2,608,055
Adjusted EBITDA Margin[7]	16.3%	17.1%	11.2%	15.9%	NMP	15.7%

Note: Adjusted EBITDA is a non-GAAP financial measure. The table above provides a reconciliation of adjusted EBITDA for each segment to net income attributable to H.B. Fuller for each segment, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

NMP = Non-meaningful percentage

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Hygiene, Health
Three Months Ended:	and Consumable	Engineering	Construction		Corporate	H.B. Fuller
August 27, 2022	Adhesives	Adhesives	Adhesives	Total	Unallocated	Consolidated
Net income attributable to H.B. Fuller	$50,378	$41,927	$8,718	$101,023	$(54,526)	$46,497
Adjustments:
Acquisition project costs[1]	-	-	-	-	1,138	1,138
Organizational realignment[2]	-	-	-	-	595	595
Royal Restructuring and integration[3]	-	-	-	-	196	196
Project One	-	-	-	-	2,502	2,502
Other[4]	-	-	-	-	711	711
Discrete tax items[5]	-	-	-	-	6,449	6,449
Income tax effect on adjustments[6]	-	-	-	-	251	251
Adjusted net income attributable to H.B. Fuller[7]	50,378	41,927	8,718	101,023	(42,684)	58,339
Add:
Interest expense	-	-	-	-	23,450	23,450
Interest income	-	-	-	-	(2,139)	(2,139)
Adjusted Income taxes	-	-	-	-	21,559	21,559
Depreciation and amortization expense[8]	11,456	14,134	10,901	36,491	-	36,491
Adjusted EBITDA[7]	$61,834	$56,061	$19,619	$137,514	$186	$137,700
Revenue	$424,978	$378,264	$137,988	$941,230	-	$941,230
Adjusted EBITDA Margin[7]	14.5%	14.8%	14.2%	14.6%	NMP	14.6%

	Hygiene, Health
Nine Months Ended:	and Consumable	Engineering	Construction		Corporate	H.B. Fuller
August 27, 2022	Adhesives	Adhesives	Adhesives	Total	Unallocated	Consolidated
Net income attributable to H.B. Fuller	$131,702	$121,741	$29,013	$282,456	$(150,449)	$132,007
Adjustments:
Acquisition project costs[1]	-	-	-	-	9,008	9,008
Organizational realignment[2]	-	-	-	-	4,915	4,915
Royal Restructuring and integration[3]	-	-	-	-	1,007	1,007
Project One	-	-	-	-	7,559	7,559
Other[4]	-	-	-	-	8,267	8,267
Discrete tax items[5]	-	-	-	-	7,697	7,697
Income tax effect on adjustments[6]	-	-	-	-	(6,786)	(6,786)
Adjusted net income attributable to H.B. Fuller[7]	131,702	121,741	29,013	282,456	(118,782)	163,674
Add:
Interest expense	-	-	-	-	61,501	61,501
Interest income	-	-	-	-	(6,181)	(6,181)
Adjusted Income taxes	-	-	-	-	61,112	61,112
Depreciation and amortization expense[8]	34,602	43,720	30,603	108,925	-	108,925
Adjusted EBITDA[7]	$166,304	$165,461	$59,616	$391,381	$(2,350)	$389,031
Revenue	$1,252,405	$1,137,587	$400,977	$2,790,969	-	$2,790,969
Adjusted EBITDA Margin[7]	13.3%	14.5%	14.9%	14.0%	NMP	13.9%

Note: Adjusted EBITDA is a non-GAAP financial measure. The table above provides a reconciliation of adjusted EBITDA for each segment to net income attributable to H.B. Fuller for each segment, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

NMP = Non-meaningful percentage

H.B. FULLER COMPANY AND SUBSIDIARIES
SEGMENT FINANCIAL INFORMATION
NET REVENUE GROWTH (DECLINE)
(unaudited)

	Three Months Ended	Nine Months Ended
	September 2, 2023	September 2, 2023
Price	0.6%	4.7%
Volume	(8.0)%	(11.1)%
Organic Growth[13]	(7.4)%	(6.4)%
M&A	4.8%	3.0%
Constant currency	(2.6)%	(3.4)%
F/X	(1.7)%	(3.2)%
Total H.B. Fuller Net Revenue Decline	(4.3)%	(6.6)%

Revenue growth versus 2022	Three Months Ended
	September 2, 2023

			Constant		Organic
	Net Revenue	F/X	Currency	M&A	Growth [13]
Hygiene, Health and Consumable Adhesives	(5.3)%	(2.4)%	(2.9)%	7.6%	(10.5)%
Engineering Adhesives	(3.3)%	(1.4)%	(1.9)%	1.4%	(3.3)%
Construction Adhesives	(4.1)%	(0.1)%	(4.0)%	5.4%	(9.4)%
Total H.B. Fuller	(4.3)%	(1.7)%	(2.6)%	4.8%	(7.4)%

Revenue growth versus 2022	Nine Months Ended
	September 2, 2023

			Constant		Organic
	Net Revenue	F/X	Currency	M&A	Growth [13]
Hygiene, Health and Consumable Adhesives	(5.0)%	(4.4)%	(0.6)%	3.6%	(4.2)%
Engineering Adhesives	(6.6)%	(2.8)%	(3.8)%	1.5%	(5.3)%
Construction Adhesives	(11.6)%	(0.7)%	(10.9)%	5.1%	(16.0)%
Total H.B. Fuller	(6.6)%	(3.2)%	(3.4)%	3.0%	(6.4)%

13 We use the term “organic revenue” to refer to net revenue, excluding the effect of foreign currency changes and acquisitions and divestitures. Organic growth reflects adjustments for the impact of period-over-period changes in foreign currency exchange rates on revenues and the revenues associated with acquisitions and divestitures.

CONSOLIDATED BALANCE SHEETS
H.B. Fuller Company and Subsidiaries
(In thousands, except share and per share amounts)

	September 2,	December 3,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$94,934	$79,910
Trade receivables (net of allowances of $12,458 and $10,939, as of September 2, 2023 and December 3, 2022, respectively)	576,060	607,365
Inventories	472,641	491,781
Other current assets	97,756	120,319
Total current assets	1,241,391	1,299,375

Property, plant and equipment	1,709,191	1,579,738
Accumulated depreciation	(907,895)	(846,071)
Property, plant and equipment, net	801,296	733,667

Goodwill	1,490,535	1,392,627
Other intangibles, net	746,521	702,092
Other assets	380,165	335,868
Total assets	$4,659,908	$4,463,629

Liabilities, non-controlling interest and total equity
Current liabilities
Notes payable	$12,553	$28,860
Trade payables	394,914	460,669
Accrued compensation	75,035	108,328
Income taxes payable	33,007	18,530
Other accrued expenses	102,837	89,345
Total current liabilities	618,346	705,732

Long-term debt	1,872,468	1,736,256
Accrued pension liabilities	54,661	52,561
Other liabilities	387,307	358,286
Total liabilities	$2,932,782	$2,852,835

Commitments and contingencies (Note 13)

Equity
H.B. Fuller stockholders' equity:
Preferred stock (no shares outstanding) shares authorized – 10,045,900	-	-
Common stock, par value $1.00 per share, shares authorized – 160,000,000, shares outstanding – 54,016,374 and 53,676,576 as of September 2, 2023 and December 3, 2022, respectively	$54,016	$53,677
Additional paid-in capital	294,035	266,491
Retained earnings	1,808,687	1,741,359
Accumulated other comprehensive loss	(430,295)	(451,357)
Total H.B. Fuller stockholders' equity	1,726,443	1,610,170
Non-controlling interest	683	624
Total equity	1,727,126	1,610,794
Total liabilities, non-controlling interest and total equity	$4,659,908	$4,463,629

CONSOLIDATED STATEMENTS of CASH FLOWS
H.B. Fuller Company and Subsidiaries
(In thousands)

	Nine Months Ended
	September 2, 2023	August 27, 2022
Cash flows from operating activities:
Net income including non-controlling interest	$99,987	$132,077
Adjustments to reconcile net income including non-controlling interest to net cash provided by operating activities:
Depreciation	60,518	54,297
Amortization	58,633	55,088
Deferred income taxes	(30,064)	(4,968)
Income from equity method investments, net of dividends received	260	1,420
Debt issuance costs write-off	2,689	-
Loss on fair value adjustment on contingent consideration liability	2,893	-
Gain on sale or disposal of assets	(78)	(1,130)
Share-based compensation	16,279	20,358
Pension and other post-retirement benefit plan activity	(8,890)	(15,324)
Change in assets and liabilities, net of effects of acquisitions:
Trade receivables, net	79,495	(51,629)
Inventories	38,212	(112,390)
Other assets	(30,901)	(40,329)
Trade payables	(74,443)	17,381
Accrued compensation	(33,796)	(17,275)
Other accrued expenses	(6,992)	1,614
Income taxes payable	24,461	10,201
Other liabilities	12,408	(35,940)
Other	6,023	35,246
Net cash provided by operating activities	216,696	48,697

Cash flows from investing activities:
Purchased property, plant and equipment	(109,545)	(98,352)
Purchased businesses, net of cash acquired	(194,248)	(242,870)
Proceeds from sale of property, plant and equipment	4,257	1,281
Cash received from government grant	-	3,928
Net cash used in investing activities	(299,536)	(336,013)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	1,333,000	335,000
Repayment of long-term debt	(1,184,900)	(15,000)
Payment of debt issuance costs	(10,214)	(600)
Net payment of notes payable	(18,000)	6,707
Dividends paid	(32,319)	(29,067)
Contingent consideration payment	-	(5,000)
Proceeds from stock options exercised	11,251	13,522
Repurchases of common stock	(2,560)	(3,885)
Net cash provided by financing activities	96,258	301,677

Effect of exchange rate changes on cash and cash equivalents	1,608	(15,439)
Net change in cash and cash equivalents	15,024	(1,078)
Cash and cash equivalents at beginning of period	79,910	61,786
Cash and cash equivalents at end of period	$94,934	$60,708